Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:

Cheryl Presuto, Acting President and Chief Financial Officer TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873 866-352-5304	Donald C. Weinberger/Diana Bittner (media) Wolfe Axelrod Weinberger Associates, LLC 212-370-4500 don@wolfeaxelrod.com diana@wolfeaxelrod.com
TeamStaff Reports First Quarter Results
Continues to invest in strategic plan for government services business
Somerset, New Jersey — February 16, 2010 — TeamStaff, Inc., (NASDAQ: TSTF) a leading healthcare and logistical staffing provider serving the Federal Government, today announced its financial results for the fiscal quarter ended December 31, 2009. As a result of the previously disclosed sale of TeamStaff Rx, which was completed on January 4, 2010, all results reported in this release have been reclassified to show TeamStaff Rx as a discontinued operation.
TeamStaff’s revenues from continuing operations for the three months ended December 31, 2009 were $10.8 million as compared to $12.0 million in the comparable quarter last year. The decrease in revenues from the prior year is due primarily to government in-sourcing of selected positions under our existing contracts and overtime restrictions at certain Government facilities. Loss from continuing operations was $0.7 million or ($0.13) per basic share compared to income from continuing operations of $0.6 million or $0.12 per basic share in the comparable quarter last year. The loss this quarter includes $0.4 million in costs associated with the development and implementation of the Company’s revised government services business strategic plan.
Commenting on the Company’s results, TeamStaff’s Chairman of the Board Rick Wasserman stated, “The first quarter of fiscal 2010 was a time of change and transition for TeamStaff. We divested the TeamStaff Rx non-government healthcare staffing business and increased our focus on the development of a new government services initiative for TeamStaff Government Solutions. As announced last week, the Company named Zachary C. Parker as its new Chief Executive Officer to implement a new strategic plan for the government services business. Zach’s combination of experience in the government services sector and his strong background in new business development will be integral to our future growth.”
Further commenting, TeamStaff’s Acting President and Chief Financial Officer Cheryl Presuto stated, “Despite the costs associated with the recent changes at the Company, TeamStaff GS posted EBITDA of $0.4 million on a stand-alone, fully allocated basis for the first quarter of fiscal 2010. While this represents a decrease as compared to EBITDA of $1.1 million for the first quarter of fiscal 2009, we are encouraged by this subsidiary’s results in the current economic climate. As previously mentioned, our gross margins have been adversely impacted as the government continues its restriction on overtime and we incur increases in various costs of sales such as vacation, health insurance and workers compensation.”
TeamStaff’s gross profit was $1.4 million, or 12.6% of revenues for the first quarter of fiscal 2010 as compared to $2.1 million, or 17.7% of revenues, for the first quarter of fiscal 2009. Several factors are impacting the decline in gross margin. As a result of current economic conditions, the Company is experiencing lower employee turnover rates than last year, resulting in increased vacation accruals for over 750 contract employees at certain government facilities. The previously mentioned overtime restrictions imposed by these facilities affects gross profit as overtime earns a higher profit percentage than regular hours. The Company also experienced adverse workers’ compensation experience in the current quarter and continues to work with a risk control consultant in an effort to mitigate claims in the future.

SG&A expenses and officer severance for the three months ended December 31, 2009 and 2008 were $2.0 million and $1.5 million, respectively. The Company incurred $0.4 million in costs associated with the development of its government services business strategic plan, including severance for the Company’s former Chief Executive Officer, management consulting fees related to the strategic business review and fees related to the search for a new CEO. The Company continues to invest in new business development at TeamStaff GS, incurring $0.1 million in increased new business expense over the comparable period last year for additional sales related headcount and marketing expense at TeamStaff GS. To offset this spending, the Company continues with its cost saving initiatives, which have resulted in reduced headcount in non-revenue generating departments and G&A costs. The Company seeks continued elimination of overhead costs deemed to be non-essential to growth or infrastructure.
The Company recorded a loss from discontinued operations related to the sale of TeamStaff Rx for the three months ended December 31, 2009 of $1.1 million or ($0.23) per basic share. Included with the operating loss of the discontinued business for the quarter is accrued severance of $0.1 million, $0.3 million from recognition of the remaining unfunded operating lease payments, and $0.3 million in various accruals for expenses related to the sale and shut down of the business.
At December 31, 2009, the Company had $1.7 million in cash and $1.6 million in availability under its credit facility. The initial proceeds of $375,000 from the sale of TeamStaff Rx were received on January 4, 2010. The Company believes that it has adequate liquidity resources to fund operations over the next twelve months.
Non-GAAP Measures
This earnings release contains certain non-GAAP financial information. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (“GAAP”), and may be different from non-GAAP measure reported by other companies. See table below for reconciliation of non-GAAP items. TeamStaff’s management does not suggest that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial measures, such as net income, cash flow data or other financial information presented in the consolidated financial statements.
About TeamStaff, Inc.
Headquartered in Somerset, New Jersey, TeamStaff through its subsidiary, TeamStaff Government Solutions, specializes in providing medical, logistics, supply chain management, information technology and office administration professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. For more information, visit the TeamStaff web site at www.teamstaff.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff on acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms attractive to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.
(financial tables follow)

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS)

	December 31,	September 30,
ASSETS	2009	2009
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$1,661	$2,992
Accounts receivable, net of allowance for doubtful accounts of $0 as of December 31, 2009 and September 30, 2009	11,646	11,427
Prepaid workers’ compensation	497	517
Other current assets	277	257
Assets from discontinued operations	939	1,418

Total current assets	15,020	16,611

EQUIPMENT AND IMPROVEMENTS:
Furniture and equipment	2,262	2,262
Computer equipment	255	255
Computer software	906	788
Leasehold improvements	9	9

	3,432	3,314

Less accumulated depreciation and amortization	(3,080)	(3,054)

Equipment and improvements, net	352	260

TRADENAME	3,924	3,924

GOODWILL	8,595	8,595

OTHER ASSETS	253	267

TOTAL ASSETS	$28,144	$29,657

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	December 31,	September 30,
LIABILITIES AND SHAREHOLDERS’ EQUITY	2009	2009
	(unaudited)

CURRENT LIABILITIES:
Bank line of credit	$40	$—
Notes payable	1,500	1,500
Current portion of capital lease obligations	19	20
Accrued payroll	10,256	10,694
Accounts payable	2,022	1,890
Accrued expenses and other current liabilities	1,151	1,241
Liabilities from discontinued operations	826	392

Total current liabilities	15,814	15,737

CAPITAL LEASE OBLIGATIONS, net of current portion	21	27

OTHER LONG TERM LIABILITY, net of current portion	48	13

LONG TERM LIABILITIES FROM DISCONTINUED OPERATION	105	64

Total Liabilities	15,988	15,841

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common Stock, $.001 par value; authorized 40,000 shares; issued 4,943 at December 31, 2009 and 4,900 at September 30, 2009, respectively; outstanding 4,941 at December 31, 2009 and 4,898 at September 30, 2009, respectively	5	5
Additional paid-in capital	69,249	69,124
Accumulated deficit	(57,074)	(55,289)
Treasury stock, 2 shares at cost at December 31, 2009 and September 30, 2009	(24)	(24)

Total shareholders’ equity	12,156	13,816

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$28,144	$29,657

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

	For the Three Months Ended
	December 31,	December 31,
	2009	2008

REVENUES	$10,793	$12,013

DIRECT EXPENSES	9,431	9,891

GROSS PROFIT	1,362	2,122

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,657	1,507

OFFICER SEVERANCE	310	—

DEPRECIATION AND AMORTIZATION	26	28

(Loss) income from operations	(631)	587

OTHER INCOME (EXPENSE)
Interest income	3	14
Interest expense	(23)	(25)
Other income, net	1	4
Legal expense related to pre-acquisition activity of acquired company	(1)	(7)

	(20)	(14)

(Loss) income from continuing operations before taxes	(651)	573

INCOME TAX BENEFIT	—	(4)

(Loss) income from continuing operations	(651)	569

LOSS FROM DISCONTINUED OPERATIONS
Loss from operations	(785)	(521)

Loss from disposal	(349)	—

Loss from discontinued operations	(1,134)	(521)

NET (LOSS) INCOME	$(1,785)	$48

(LOSS) EARNINGS PER SHARE — BASIC
(Loss) income from continuing operations	$(0.13)	$0.12
Loss from discontinued operations	(0.23)	(0.11)

Net (loss) earnings per share	$(0.36)	$0.01

(LOSS) EARNINGS PER SHARE — DILUTED
(Loss) income from continuing operations	$(0.13)	$0.12
Loss from discontinued operations	(0.23)	(0.11)

Net (loss) earnings per share	$(0.36)	$0.01

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	4,931	4,914

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	4,931	4,920

TEAMSTAFF, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL AND OPERATING DATA
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)
RECONCILIATION OF NON-GAAP ITEMS:

		Stand alone
	Stand alone	TeamStaff Inc.	As reported
	TeamStaff GS (1)	Corporate (1) (2)	Consolidated
For the three months ended December 31, 2009

Income (loss) from operations	$451	$(1,082)	$(631)
Depreciation and amortization	18	8	26
Allocation of direct expenses	(88)	88	—

EBITDA (3)	$381	$(986)	$(605)

		Stand alone
	Stand alone	TeamStaff Inc.	As reported
	TeamStaff GS (1)	Corporate (1) (2)	Consolidated
For the three months ended December 31, 2008

Income (loss) from operations	$1,201	$(614)	$587
Depreciation and amortization	18	10	28
Allocation of direct expenses	(89)	89	—

EBITDA (3)	$1,130	$(515)	$615

(1)	The Company reports financial results on a consolidated basis but has elected to present separately the data relating to the performance of each of its reporting units on a stand-alone basis to allow for a better understanding of the overall performance of the Company’s business. Management believes that this information provides greater insight into our Company’s underlying operating performance that facilitates a more meaningful comparison of its financial results in different reporting periods.

(2)	Expenses related to TeamStaff Inc. on a stand alone basis include the costs associated with being a publicly traded company, general corporate expenses and certain direct expenses of the TeamStaff GS business.

(3)	EBITDA, a non-GAAP financial measure, is defined as earnings before interest, income taxes, depreciation and amortization. Items excluded from EBITDA are significant components in understanding and assessing financial performance. Management presents EBITDA because it believes that EBITDA is a useful supplement to net (loss) income as an indicator of operating performance. The Company believes it is useful for management to review both GAAP information and non-GAAP financial measures to have a better understanding of the overall performance of the Company’s business and trends relating to its financial condition and results of operations. Management believes that this information provides greater insight into our Company’s underlying operating performance that facilitates a more meaningful comparison of its financial results in different reporting periods.